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                                                                   EXHIBIT 23.4


CONSENT OF HEREFORD, LYNCH, SELLARS & KIRKHAM, P.C.

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement-Prospectus of Regions Financial Corporation and First Bancshares of Texas, Inc. for the registration of up to 1,108,758 shares of common stock of Regions Financial Corporation and to the inclusion of our report dated February 9, 2001, with respect to the consolidated financial statements of First Bancshares of Texas, Inc.



                                   /s/ Hereford, Lynch, Sellars & Kirkham, P.C.
                                   --------------------------------------------
                                     HEREFORD, LYNCH, SELLARS & KIRKHAM, P.C.

Conroe, Texas

October 2, 2001